EXHIBIT 1.01

CONFLICT MINERALS REPORT OF HEWLETT PACKARD ENTERPRISE
PURSUANT TO RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Hewlett Packard Enterprise Company (“HPE”) presents this Conflict Minerals Report for the reporting period of January 1, 2016 to December 31, 2016 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and associated guidance issued by the Securities and Exchange Commission.

HPE is an industry leading technology company that enables customers to go further, faster. With the industry's most comprehensive portfolio, spanning the cloud to the data center to workplace applications, HPE technology and services help customers around the world make information technology more efficient, more productive and more secure. HPE customers range from small and medium-sized businesses to large global enterprises. On November 1, 2016, HPE acquired Silicon Graphics International Corp. (“SGI”). SGI operated as a subsidiary of HPE for the last two months of the reporting period, and HPE has integrated into this report the results of SGI’s 2016 efforts.

Unless otherwise specified or unless the context otherwise requires, references to “we,” “us” or “our” refer to HPE and its consolidated subsidiaries including SGI. Terms or phrases that are italicized the first time they appear in this report have the meanings given in Item 1.01 of Form SD.

Overview of our Conflict Minerals Program

As part of HPE’s commitment to sustainability, HPE’s suppliers are expected to conduct their worldwide operations in a socially and environmentally responsible manner pursuant to HPE’s Supply Chain Social and Environmental Responsibility Policy. The policy contains a section on conflict minerals and is available at http://www8.hp.com/us/en/hpe/hp-information/livingprogress/humanprogress/supplier-ser-requirements.html. HPE engages in ongoing supplier outreach and communications, addressing in particular the substance of our conflict minerals policy and our expectations and objectives with respect to conflict minerals. HPE is applying these expectations to SGI suppliers as well.

HPE has been recognized as an industry leader for the company’s efforts to advance the use of responsibly sourced minerals, including those from the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, the “Covered Countries”). HPE is a member of the Conflict-Free Sourcing Initiative (“CFSI”), which was instrumental in developing and advancing programs and tools such as the Conflict-Free Smelter Program and the Conflict Minerals Reporting Template (the “Template”). HPE also holds a seat on the Board of Directors of the Electronics Industry Citizenship Coalition, which provides guidance to and oversight of CFSI. HPE also participated during 2016 in the Responsible Sourcing Network Multi-Stakeholder Group and funded the CFSI Audit Fund to offset part of smelter audit costs. HPE participates in critical in-region conflict free sourcing projects including Solutions for Hope and the Kemet Partnership for Social and Economic Stability. Consistent with our disclosure for calendar year 2015, all tantalum smelters reported to be in the supply chain were compliant with the Conflict-Free Smelter Program in 2016.

HPE Products

Conflict minerals in the form of gold and the derivatives tin, tantalum, and tungsten (collectively, “3TG”) were necessary to the functionality or production of our products (i.e., were “necessary conflict minerals”). The products containing necessary conflict minerals that HPE manufactured or contracted to manufacture during 2016 are: 1) server, storage and networking products and 2) certain accessories.

Design of Our Due Diligence Measures

We designed our due diligence measures to conform with applicable portions of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements (collectively, the “OECD Guidance”), which is a nationally or internationally recognized due diligence framework. The design of our due diligence measures reflects our individual facts and circumstances, our downstream position in the minerals supply chain, and the OECD recommendations for downstream actors with no direct relationships to smelters or refiners. This design also includes the use of independent assessment programs to provide information about smelters or refiners.

Consistent with the OECD Guidance, the design of our due diligence has the following features:

(1) Establishment of strong internal company management systems, including a conflict minerals policy; a Conflict Minerals Program team with senior management support; a Supply Chain Transparency System; engagement with 3TG Direct Suppliers to communicate and reinforce our expectations with respect to necessary conflict minerals; and a corporate grievance mechanism that is available internally and externally to report concerns, including those related to conflict minerals.

(2) Identification and assessment of risks in the supply chain, including through the Supply Chain Transparency System, the mechanism by which risks are identified and assessed in the supply chain. The system is designed to support the Conflict Minerals Program team in systematically surveying, collecting, and analyzing information relating to 3TG facilities.

(3) Design and implementation of a strategy to respond to such risks as they are identified, including assessment of information on facilities’ due diligence practices, formulation of a risk management plan, and reporting to senior management.

(4) Support of industry organizations to carry out independent third-party audits of facilities’ due diligence practices, including through our membership in CFSI (member ID HPE), the industry initiative that conducts audits and assessments of facilities’ due diligence activities.

(5) Annual reporting through this Conflict Minerals Report and in our annual Living Progress Report.

Description of Due Diligence Measures Performed

We undertook the following due diligence measures with respect to the source and chain of custody of necessary conflict minerals contained in our products:

•              compared reported 3TG facilities to the facilities that are listed by CFSI as either compliant or in process with the Conflict-Free Smelter Program;

•             reached out (either directly or through a third party) to 3TG facilities with unknown sourcing to provide conflict minerals education, collect information (such as country of origin of necessary conflict minerals related to the supply chain for HPE’s products), or encourage participation in the Conflict-Free Smelter Program;

•                 if any 3TG Direct Supplier reported to us a facility for which we had information that identified a relevant concern, then we asked the supplier to investigate whether or not that facility contributed 3TG to our products, and, if so, to take steps to remove the facility from our supply chain;

•                  supported the Conflict-Free Smelter Program through our membership and participation in CFSI; and

•                  asked HPE’s 3TG Direct Suppliers to encourage the facilities in their supply chain to join the Conflict-Free Smelter Program.

We reviewed the results of our due diligence with senior management, including the Senior Vice President, Deputy General Counsel & Chief Ethics and Compliance Officer.

Results

Below we set forth the results of our due diligence as well as our progress toward DRC conflict free products. We provide both a snapshot of our total progress as well as our progress with respect to each 3TG metal. Of the 3TG facilities reported to us in 2016, as of April 21, 2017 (the “2017 Cut-Off Date”), 90% are now compliant, in process to become compliant, and/or are reasonably believed to provide only conflict minerals from recycled or scrap sources or to source conflict minerals from outside the Covered Countries.

Due Diligence Results for 3TG Facilities
We measure our results in part based on the number of all 3TG facilities reported to us by our supply chain that are listed as participating in or successfully completing an independent assessment program. Because participation in an independent assessment program provides us (a downstream company) with a level of assurance of an upstream facility’s sourcing practices, we track and report on this participation. Where additional information is available to us as a result of our due diligence or RCOI efforts, we also consider whether any of the 3TG facilities not yet participating in an independent assessment program may nonetheless be providing minerals that are DRC conflict free because they are sourced from outside the Covered Countries or are exclusively from recycled or scrap sources.
Our suppliers reported 305 total 3TG facilities in 2016, 90% (275) of which (as of the 2017 Cut-Off Date) are compliant with or in process to become compliant with an independent assessment program, are believed to source from outside the Covered Countries, or are exclusively providing conflict minerals from recycled or scrap sources. Only 10% (30) of the supplier-reported 3TG facilities are facilities for which we have limited or no information on the sourcing of necessary conflict minerals (both because they are not yet participating in an independent assessment program and because we found no information giving us reason to believe they were sourcing from outside the Covered Countries or exclusively from recycled or scrap sources).
We received information identifying a potential concern with respect to four of the 3TG facilities that are not yet participating. Even though the information we received did not indicate that the facility in question has any connection to armed conflict in the covered countries, we requested that suppliers reporting these facilities investigate the likelihood that the facilities contributed 3TG to our products. In parallel, we sought to either encourage the facility’s participation in the Conflict-Free Smelter Program or to have the facility removed from our supply chain, where applicable. As a result of these actions, we understand that the facilities: a) did not likely contribute 3TG to our products; b) have communicated that they will participate in an independent assessment program; and/or c) have been or are in the process of being removed from the supply chain. Additional information on the status of individual 3TG facilities is provided in Attachment B.
Attachment A to this Conflict Minerals Report includes (to the extent information was available) the countries from which the supplier-reported 3TG facilities may have sourced necessary conflict minerals.
Attachment B to this Conflict Minerals Report sets forth the name and status of the supplier-reported 3TG facilities.
Progress toward DRC Conflict Free by Metal
We also measure our progress toward DRC conflict free products by metal. Chart 1 further expands on our results by providing for each metal the number and percentage (as of the 2017 Cut-Off Date) of all supplier-reported 3TG facilities that were either Conflict-Free-Smelter-Program compliant or in process to become compliant, and/or that we reasonably believe exclusively source conflict minerals from recycled or scrap sources or from outside of the Covered Countries. Again in 2017, all of the tantalum smelters reported to be in our supply chain are compliant with the Conflict-Free Smelter Program.

Chart 1 Progress toward DRC Conflict Free by Metal

	Supplier-Reported 3TG Facilities	Progress toward DRC Conflict Free	Percentage
Tantalum Facilities	44	44	100%
Tin Facilities	80	74	93%
Tungsten Facilities	46	43	93%
Gold Facilities	135	114	84%
Total	305	275	90%

Efforts to Determine the Mine or Location of Origin with Greatest Possible Specificity

As a downstream actor, we rely upon independent assessment programs to collect and review the majority of the upstream information, such as the mine or location of origin of necessary conflict minerals. Consistent with the key role set forth by the OECD Guidance for a downstream actor like us, our efforts to facilitate upstream mine or location of origin determinations were focused on support of independent assessment programs such as the Conflict-Free Smelter Program.

To determine the mine or location of origin of necessary conflict minerals, or to facilitate such determinations by independent assessment programs, we:

•                  surveyed 3TG Direct Suppliers during the reporting period of this Conflict Minerals Report using the Template (which included questions about the mine or location of origin) and required those suppliers to make similar efforts to survey their supply chains using the Template;

•                  reviewed information obtained through those surveys on 3TG facilities, and any mine or location of origin information if it was provided; and

•                  assessed any information on countries of origin available through our membership in CFSI for 3TG facilities. (As part of the Conflict-Free Smelter Program audit protocol, the independent auditor makes an examination of the countries of origin and the location of the mine, even if the specific mine or location of origin for these minerals within a given country is not provided to CFSI members).

Steps to Further Mitigate Risk and Improve Due Diligence in 2017

We plan to continue the activities described in “Design of Our Due Diligence Measures” and “Description of Due Diligence Measures Performed” in our journey to achieve DRC conflict free status for our products. This includes the following steps to mitigate further any risk that necessary conflict minerals in our products finance or benefit an armed group:

•                  engage with 3TG Direct Suppliers to update information provided to us;

•                  repeat our request that 3TG Direct Suppliers encourage facilities they have identified in their supply chains to join the Conflict-Free Smelter Program; and

•                  support the development of the Conflict-Free Smelter Program, including outreach efforts to encourage participation in the program.

Attachment A

Countries of Origin

Based on information available from CSFI as of the 2017 Cut-Off Date and additional research by our external expert consultant, we believe that the countries of origin of the necessary conflict minerals from supplier-reported 3TG facilities may include the following countries.

Covered Countries	Outside Covered Countries
Burundi	Australia
Central African Republic	Austria
Democratic Republic of the Congo	Benin
Rwanda	Bolivia
South Sudan	Brazil
Tanzania	Burkina Faso
Uganda	Cambodia
Zambia	Canada
Chile
China
Colombia
Ecuador
Eritrea
Ethiopia
France
Ghana
Guatemala
Guinea
Guyana
Honduras
India
Indonesia
Japan
Kazakhstan
Kyrgyzstan
Laos
Madagascar
Malaysia
Mali
Mexico
Mongolia
Mozambique
Myanmar
Namibia
New Zealand
Nicaragua

Nigeria
Panama
Papa New Guinea
Peru
Poland
Portugal
Russia
Senegal
Sierra Leone
South Africa
Spain
Tajikistan
Thailand
Togo
Turkey
United Arab Emirates
United States
Uzbekistan
Vietnam
Zimbabwe

Attachment B

3TG Facility List

This 3TG Facility List sets forth the name, location and status of all of the 305 3TG facilities our suppliers reported to us. It is the result of our review of data from several sources, including information reported to us by 3TG Direct Suppliers, obtained through supplemental engagement with certain 3TG facilities, and from CFSI. Inclusion on this list is not necessarily an indication that any particular facility supplies materials that are ultimately incorporated into HPE products. In many cases facility information was provided to us for the entire supply chain of 3TG Direct Suppliers, and did not identify with specificity those 3TG facilities believed to contribute necessary conflict minerals to any of our products.

Metal	Facility Name	Facility Location	Status
Gold	Abington Reldan Metals, LLC	UNITED STATES	In process
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Not yet participating
Gold	AU Traders and Refiners	SOUTH AFRICA	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangalore Refinery	INDIA	In process
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Not yet participating

Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Metaux S.A.	SWITZERLAND	In process
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Chugai Mining	JAPAN	Not yet participating
Gold	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Not yet participating
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	REPUBLIC OF KOREA	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Not yet participating
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Not yet participating*
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Not yet participating
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Not yet participating
Gold	Geib Refining Corporation	UNITED STATES	Compliant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Not yet participating
Gold	Guangdong Jinding Gold Limited	CHINA	Not yet participating
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Not yet participating
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Not yet participating
Gold	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA	Not yet participating
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA	Compliant
Gold	JSC Uralelectromed	RUSSIA	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Not yet participating*
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Not yet participating
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	In process
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant

Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Not yet participating
Gold	Lingbao Gold Co., Ltd.	CHINA	Not yet participating
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Not yet participating
Gold	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Not yet participating
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Modeltech Sdn Bhd	MALAYSIA	In process
Gold	Morris and Watson	NEW ZEALAND	Not yet participating
Gold	Moscow Special Alloys Processing Plant	RUSSIA	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	In process
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIA	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Not yet participating
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Precinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Remondis Argentia B.V.	NETHERLANDS	Not yet participating
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	SAAMP	FRANCE	Not yet participating
Gold	Sabin Metal Corp.	UNITED STATES	Not yet participating
Gold	SAFINA A.S.	CZECH REPUBLIC	Not yet participating
Gold	Sai Refinery	INDIA	Not yet participating
Gold	Samduck Precious Metals	REPUBLIC OF KOREA	Compliant
Gold	Samwon Metals Corp.	REPUBLIC OF KOREA	Not yet participating
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Not yet participating
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Not yet participating
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sudan Gold Refinery	SUDAN	Not yet participating*
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Not yet participating
Gold	Tony Goetz NV	BELGIUM	In process
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Not yet participating
Gold	Torecom	REPUBLIC OF KOREA	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	Not yet participating*
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Not yet participating
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	NPM Silmet AS	ESTONIA	Compliant
Tantalum	Power Resources Ltd.	MACEDONIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA	Compliant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	An Thai Minerals Co., Ltd.	VIETNAM	Not yet participating
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	Not yet participating
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Not yet participating
Tin	Cooperativa Metalurgica de Rondonia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant

Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	In process
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondonia S.A.	BRAZIL	Not yet participating
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	In process
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	In process
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Not yet participating
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	In process
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Modeltech Sdn Bhd	MALAYSIA	In process
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	In process
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	Not yet participating
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant

Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Super Ligas	BRAZIL	Not yet participating
Tin	Thaisarco	THAILAND	Compliant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	Not yet participating
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	In process
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	Not yet participating
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Not yet participating
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	In process
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Not yet participating
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIA	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant

Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Not yet participating
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd.	RUSSIA	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIA	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant